EXHIBIT 24
DIRECTORS AND OFFICERS
POWER OF ATTORNEY
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:	Jo-Ann Stores, Inc. Commission File No. 1-6695 1934 Act Filings on Form 10-K
Gentlemen:
The above Company is the issuer of securities registered under Section 12 of the Securities Exchange Act of 1934 (the “Act”). Each of the persons signing his or her name below confirms, as of the date appearing opposite his or her signature, that Darrell Webb, James Kerr, and each of them, are authorized on his or her behalf to sign and to submit to the Securities and Exchange Commission such filings on Form 10-K as are required by the Act. Each person so signing also confirms the authority of Darrell Webb, James Kerr, and each of them, to do and perform on his or her behalf, any and all acts and things requisite or necessary to assure compliance by the signing person with the Form 10-K filing requirements. The authority confirmed herein shall remain in effect as to each person signing his or her name below until such time as the Commission shall receive from such person a written communication terminating or modifying the authority.

	Date		Date

/s/ Darrell Webb	April 16, 2009	/s/ Frank Newman	April 16, 2009

Darrell Webb		Frank Newman

/s/ James Kerr	April 16, 2009	/s/ David Perdue	April 16, 2009

James Kerr		David Perdue

/s/ Scott Cowen	April 16, 2009	/s/ Beryl Raff	April 16, 2009

Scott Cowen		Beryl Raff

/s/ Joseph DePinto	April 16, 2009	/s/ Alan Rosskamm	April 16, 2009

Joseph DePinto		Alan Rosskamm

/s/ Ira Gumberg	April 16, 2009	/s/ Tracey T. Travis	April 16, 2009

Ira Gumberg		Tracey Travis

/s/ Patricia Morrison	April 16, 2009

Patricia Morrison